EXHIBIT 99.1

Epiq Systems Announces Second Quarter 2014 Financial Results in Line With Expectations

KANSAS CITY, Kan., July 31, 2014 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results for the second quarter of 2014 with operating revenue of $115.5 million, up 10% compared to $105.0 million for the prior year quarter. June 30, 2014 year-to-date operating revenue was $231.7 million, up 11% compared to $207.9 million for the prior year.

Highlights for the quarter included:

− Second quarter 2014 operating revenue of $78.5 million for the Technology segment represented organic growth of 12% compared to 2013, reflecting Epiq's continued global leadership position in the eDiscovery market. June 30, 2014 year-to-date Technology operating revenue of $159.7 million increased 28% versus the prior year.

− Epiq was named claims administrator for Energy Future Holdings Corp., the largest Chapter 11 filing since 2011.

− Second quarter 2014 net cash provided by operating activities was $19.6 million.

− Declared cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on September 9, 2014 to shareholders of record at the close of business on August 1, 2014.

− Epiq's Board of Directors appointed Brad D. Scott as president and chief operating officer and Karin-Joyce (KJ) Tjon as executive vice president and chief financial officer.

Tom W. Olofson, chairman and CEO of Epiq Systems stated, "We are very excited to have Brad Scott and KJ Tjon on our executive committee as we continue to build upon our strengths and focus on achieving both our short-term and long-term objectives. Our eDiscovery business remains in a leadership position in a highly fragmented market as we continue to increase our international presence including the recent launch of processing and hosting capabilities in Toronto.  We also announced a 9.0 cents per share cash dividend during the quarter, reflecting our ongoing commitment to returning value to our shareholders."

Financial Summary

Second quarter and year-to-date 2014 results were impacted by one-time reorganization expenses totaling $9.3 million and $11.9 million pre-tax, respectively ($0.16 and $0.20 per diluted share after tax, respectively). The impact related to these adjustments is excluded from non-GAAP financial results. Compared to $2.8 million net income reported for the second quarter 2013, second quarter 2014 resulted in a net loss of $3.4 million. June 30, 2014 year-to-date net loss was $5.7 million compared to net income of $6.8 million in the prior year. Second quarter 2014 net loss per diluted share was $0.10 compared to net income per diluted share of $0.08 in the prior year quarter. June 30, 2014 year-to-date net loss per diluted share was $0.16 compared to net income per diluted share of $0.18 in the prior year.

Second quarter 2014 adjusted net income was $7.4 million compared to $8.7 million in the prior year quarter, and adjusted net income per diluted share was in line with consensus at $0.21 compared to $0.24. June 30, 2014 year-to-date adjusted net income was $14.2 million compared to $17.1 million for the prior year, and adjusted net income per diluted share was $0.40 compared to $0.46. Second quarter 2014 adjusted EBITDA was $24.7 million compared to $23.4 million in the prior year quarter. June 30, 2014 year-to-date adjusted EBITDA was $48.1 million compared to $45.7 million for the prior year.  Adjusted net income, adjusted net income per share and adjusted EBITDA are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and a reconciliation to the most comparable GAAP measure.

Epiq's year-to-date financial results reflect the impact of strategic investments directed at the global expansion of the eDiscovery franchise, a higher mix of lower margin document review services compared to the prior year, fewer bankruptcy filings due to the current cyclical downturn in the bankruptcy market and a delay in activity related to a large settlement administration engagement.

Technology

Second quarter 2014 operating revenue for the Technology segment was $78.5 million, up 12% compared to $70.1 million in the prior year quarter. June 30, 2014 year-to-date operating revenue was $159.7 million, up 28% compared to $124.9 million in the prior year. Second quarter 2014 adjusted EBITDA was $20.5 million compared to $21.8 million in the prior year quarter, and June 30, 2014 year-to-date adjusted EBITDA was $42.8 million compared to $38.2 million in the prior year.

Technology operating revenue growth in the second quarter 2014 occurred in both electronically stored information ("ESI") solutions and document review services as compared to the second quarter 2013. Global ESI solutions remained the primary service offering, representing approximately 54% of the second quarter 2014 Technology operating revenue, while global document review services represented approximately 46%. Epiq's international presence continues to benefit from both existing and new clients, which is reflected in international operating revenue growth in the second quarter 2014 of 19% compared to the prior year quarter. International eDiscovery revenue represented approximately 19% of total Technology segment revenue in the second quarter 2014 compared to 18% in the prior year.

Bankruptcy and Settlement Administration

Second quarter 2014 operating revenue for the Bankruptcy and Settlement Administration segment was $36.9 million compared to $34.9 million in the prior year quarter. June 30, 2014 year-to-date operating revenue was $72.0 million compared to $83.0 million in the prior year. Second quarter 2014 adjusted EBITDA was $13.9 million compared to $10.9 million in the prior year quarter, and June 30, 2014 year-to-date results were $25.9 million compared to $25.5 million in the prior year.

Second quarter 2014 operating revenue for bankruptcy was $23.9 million compared to $20.8 million in the prior year quarter, and settlement administration operating revenue was $13.0 million compared to $14.1 million.  Year-to-date bankruptcy revenue was $41.3 million compared to $41.7 million in the prior year. Year-to-date settlement administration revenue was $30.7 million compared to $41.3 million in the prior year.

Epiq's bankruptcy franchise continues to maintain market leadership in this period of low bankruptcy filings and revenues and was recently named claims administrator for Energy Future Holdings Corp., the largest chapter 11 filing in recent years. According to the American Bankruptcy Institute, total bankruptcy filings in the United States decreased 12 percent in the first six months of 2014 compared to the prior year with commercial filings down 22 percent for the same period.  Settlement administration operating revenues decreased compared to the prior year due to activity related to a large private anti-trust engagement in the prior year period in addition to a delay in expected activity related to that same engagement this year.

Conference Call

Epiq will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed on the Investors page at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. International participants may dial (631) 813-4730. Please register at least 5 minutes prior to the start of the presentation to ensure timely access.

An archive of the internet broadcast will be available on Epiq's website until the next earnings call. A recording of the call will also be available through August 7, 2014, beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 69072460.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted net income per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide a "safe harbor" for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) any material changes in our total number of client engagements and the volume associated with each engagement, (5) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (6) changes in or the effects of pricing structures and arrangements, (7) risks associated with the handling of confidential data and compliance with information privacy laws, (8) risks associated with developing and providing software and internet-based technology solutions to our clients, (9) ability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks associated with foreign currency fluctuations, (13) risks of litigation against us or failure to protect our intellectual property, (14) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (15) any material non-cash write-downs based on impairment of our goodwill, (16) risks associated with indebtedness and interest rate fluctuations, (17) overall strength and stability of general economic conditions, both in the United States and in the global markets, and (18) other risks detailed from time to time in our SEC filings, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUE:
Operating revenue	$115,451	$104,976	$231,671	$207,884
Reimbursable expenses	9,605	8,396	16,656	29,078
Total Revenue	125,056	113,372	248,327	236,962

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	57,533	49,528	115,168	102,024
Reimbursed direct costs	9,434	8,072	16,237	27,614
Selling, general and administrative	46,374	36,931	90,538	69,337
Depreciation and software and leasehold amortization	9,255	7,391	17,955	14,390
Amortization of identifiable intangible assets	3,166	4,736	6,286	9,702
Fair value adjustment to contingent consideration	--	--	1,142	--
Loss on disposition of property and equipment	339	4	351	22
Other operating expense	157	49	226	96
Total Operating Expense	126,258	106,711	247,903	223,185

INCOME (LOSS) FROM OPERATIONS	(1,202)	6,661	424	13,777

INTEREST EXPENSE (INCOME):
Interest expense	3,852	2,004	8,729	3,843
Interest income	(9)	(8)	(13)	(12)
Net Interest Expense	3,843	1,996	8,716	3,831

INCOME (LOSS) BEFORE INCOME TAXES	(5,045)	4,665	(8,292)	9,946

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(1,626)	1,823	(2,575)	3,167

NET INCOME (LOSS)	$ (3,419)	$2,842	$ (5,717)	$6,779

NET INCOME (LOSS) PER SHARE – DILUTED	$ (0.10)	$0.08	$ (0.16)	$0.18

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING – DILUTED	35,365	36,859	35,115	36,702

Cash dividends declared per common share	$0.09	$0.09	$0.18	$0.18

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
ASSETS:
Cash and cash equivalents	$24,990	$40,336
Trade accounts receivable, net	138,117	145,134
Property and equipment, net	72,225	72,118
Internally developed software costs, net	14,938	16,201
Goodwill	404,611	404,302
Other intangibles, net	35,973	41,117
Other	32,932	28,573

TOTAL ASSETS	$723,786	$747,781

LIABILITIES AND EQUITY
LIABILITIES:
Current liabilities, excluding debt	$50,724	$65,215
Indebtedness	307,002	312,457
Other non-current liabilities	43,137	44,095
EQUITY	322,923	326,014

TOTAL LIABILITIES AND EQUITY	$723,786	$747,781

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended
	June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (5,717)	$6,779
Non-cash adjustments to net income (loss):
Depreciation and amortization	24,241	24,092
Other, net	5,791	5,721
Changes in operating assets and liabilities, net
Trade accounts receivable	6,907	(45,175)
Other, net	(12,452)	(6,786)
Net cash provided by (used in) operating activities	18,770	(15,369)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, internally developed software	(22,531)	(15,406)
Other, net	(93)	4
Net cash used in investing activities	(22,624)	(15,402)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(4,285)	37,170
Common stock repurchases	(3,627)	(3,508)
Cash dividends paid	(6,334)	(6,499)
Payment of deferred acquisition consideration	(4,957)	--
Debt issuance costs	(837)	--
Other, net	6,978	1,073
Net cash provided by (used in) financing activities	(13,062)	28,236

Effect of exchange rate changes on cash	1,570	339

NET DECREASE IN CASH AND CASH EQUIVALENTS	$ (15,346)	$ (2,196)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ (3,419)	$2,842	$ (5,717)	$6,779
Plus:
Depreciation and amortization	12,421	12,127	24,241	24,092
Share-based compensation	737	2,825	4,276	4,364
Acquisition and related expense (1)	211	84	1,800	112
One-time technology expense (2)	1,532	309	3,645	889
Expense related to financing, net (3)	3,767	1,950	8,637	3,757
Litigation expense (4)	1,457	65	1,569	966
Timing of recognition of expense (5)	--	726	--	978
Reorganization expense (6)	9,267	604	11,922	604
Loss on disposition of assets	351	--	351	--
Provision for income taxes	(1,626)	1,823	(2,575)	3,167
	28,117	20,513	53,866	38,929
ADJUSTED EBITDA	$24,698	$23,355	$48,149	$45,708

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ (3,419)	$2,842	$ (5,717)	$6,779
Plus (net of tax(1)) :
Amortization of acquisition intangibles	1,900	2,841	3,772	5,821
Share-based compensation	442	1,695	2,566	2,618
Acquisition and related expense (2)	163	85	1,149	136
One-time technology expense (3)	919	185	2,187	533
Loan fee amortization	219	114	900	227
Litigation expense (4)	1,016	181	1,225	864
Timing of recognition of expense (5)	--	436	--	587
Reorganization expense (6)	5,560	362	7,153	362
Loss on disposition of assets	210	--	210	--
Effective tax rate adjustment (7)	392	(43)	742	(811)
	10,821	5,856	19,904	10,337
ADJUSTED NET INCOME	$7,402	$8,698	$14,187	$17,116
ADJUSTED NET INCOME PER SHARE – DILUTED	$0.21	$0.24	$0.40	$0.46

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Technology	$78,523	$70,126	$159,692	$124,913

Bankruptcy	23,890	20,799	41,255	41,651
Settlement Administration	13,038	14,051	30,724	41,320
Total Bankruptcy and Settlement Administration	36,928	34,850	71,979	82,971

TOTAL OPERATING REVENUE	$115,451	$104,976	$231,671	$207,884

EPIQ SYSTEMS, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Technology	$20,537	$21,760	$42,835	$38,152
Bankruptcy and Settlement Administration	13,903	10,923	25,854	25,522
Unallocated Corporate (1)	(9,742)	(9,328)	(20,540)	(17,966)

TOTAL ADJUSTED EBITDA	$24,698	$23,355	$48,149	$45,708

(1) Unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, acquisition and related expense, one-time technology expense, non-routine litigation expense, timing of recognition of expense, loss on disposition of assets, and one-time reorganization expense.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED ADJUSTED NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

NET INCOME (LOSS)	$ (3,419)	$2,842	$ (5,717)	$6,779
Amounts re-allocated to nonvested shares	--	(28)	--	(67)
NET INCOME (LOSS) ADJUSTED FOR DILUTED CALCULATION	$ (3,419)	$2,814	$ (5,717)	$6,712

BASIC WEIGHTED AVERAGE SHARES	35,365	35,933	35,115	35,765
Adjustment to reflect share-based awards	--	926	--	937
DILUTED WEIGHTED AVERAGE SHARES(1)	35,365	36,859	35,115	36,702

NET INCOME (LOSS) PER SHARE – DILUTED	$ (0.10)	$0.08	$ (0.16)	$0.18

ADJUSTED NET INCOME	$7,402	$8,698	$14,187	$17,116
Amounts re-allocated to nonvested shares	--	(28)	--	(67)
ADJUSTED NET INCOME ADJUSTED FOR DILUTED CALCULATION	$7,402	$8,670	$14,187	$17,049

BASIC WEIGHTED AVERAGE SHARES	35,365	35,933	35,115	35,765
Adjustment to reflect share-based awards	--	926	--	937
DILUTED WEIGHTED AVERAGE SHARES	35,365	36,859	35,115	36,702

ADJUSTED NET INCOME PER SHARE – DILUTED	$0.21	$0.24	$0.40	$0.46

(1) Diluted weighted average shares outstanding for the three months and six months ended June 30, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported.
CONTACT: Lew Schroeber, Investor Relations
         Telephone: 913-621-9500
         Email: ir@epiqsystems.com